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                                CREDIT AGREEMENT

                          Dated as of September 8, 1998

                                      Among

                            RES HOLDING CORPORATION,

                            THE LENDERS NAMED HEREIN,

                            THE CHASE MANHATTAN BANK,

                           as Administrative Agent and

                                Collateral Agent,

                                       and

                           DLJ CAPITAL FUNDING, INC.,

                             as Documentation Agent


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                                                        [CS&M Ref. No. 6700-696]


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                                TABLE OF CONTENTS

                                                                           Page

                             ARTICLE I. DEFINITIONS

SECTION 1.01.  Defined Terms..................................................3
SECTION 1.02.  Terms Generally...............................................18

                             ARTICLE II. THE CREDITS

SECTION 2.01.  Commitments...................................................18
SECTION 2.02.  Loans.........................................................19
SECTION 2.03.  Borrowing Procedure...........................................20
SECTION 2.04.  Evidence of Debt; Repayment of Loans..........................20
SECTION 2.05.  Fees..........................................................21
SECTION 2.06.  Interest on Loans.............................................21
SECTION 2.07.  Default Interest..............................................22
SECTION 2.08.  Alternate Rate of Interest....................................22
SECTION 2.09.  Termination and Reduction of Commitments......................22
SECTION 2.10.  Conversion and Continuation of Borrowings.....................23
SECTION 2.11.  Repayment of Borrowings.......................................24
SECTION 2.12.  Prepayment....................................................24
SECTION 2.13.  Reserve Requirements; Change in Circumstances.................24
SECTION 2.14.  Change in Legality............................................26
SECTION 2.15.  Indemnity.....................................................26
SECTION 2.16.  Pro Rata Treatment............................................27
SECTION 2.17.  Sharing of Setoffs............................................27
SECTION 2.18.  Payments......................................................28
SECTION 2.19.  Taxes.........................................................28
SECTION 2.20.  Replacement of Lenders........................................31

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  Organization; Powers..........................................31
SECTION 3.02.  Authorization.................................................32
SECTION 3.03.  Enforceability................................................32
SECTION 3.04.  Governmental Approvals........................................32
SECTION 3.05.  Financial Statements..........................................32
SECTION 3.06.  No Material Adverse Change....................................33
SECTION 3.07.  Title to Properties; Possession Under Leases..................33
SECTION 3.08.  Subsidiaries..................................................33
SECTION 3.09.  Litigation; Compliance with Laws..............................33
SECTION 3.10.  Agreements....................................................34
SECTION 3.11.  Federal Reserve Regulations...................................34
SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act....34
SECTION 3.13.  Use of Proceeds...............................................34
SECTION 3.14.  Tax Returns...................................................34
SECTION 3.15.  No Material Misstatements.....................................35
SECTION 3.16.  Employee Benefit Plans........................................35
SECTION 3.17.  Environmental Matters.........................................36
SECTION 3.18.  Capitalization of the Borrower................................37
SECTION 3.19.  Security Documents............................................37
SECTION 3.20.  Location of Real Property and Leased Premises.................37
SECTION 3.21.  Solvency......................................................37

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                                                                   Contents, p.2

                                                                           Page

SECTION 3.22.  Labor Matters.................................................38
SECTION 3.23.  Insurance.....................................................38

                        ARTICLE IV. CONDITIONS OF LENDING

SECTION 4.01.  Initial Borrowing.  ..........................................38
SECTION 4.02.  Second Borrowing.  ...........................................41
SECTION 4.03.  Interim Borrowing.............................................42
SECTION 4.04.  Release of Amounts from the Collateral Account................43
SECTION 4.05.  All Borrowings and Collateral Releases........................44

                        ARTICLE V. AFFIRMATIVE COVENANTS

SECTION 5.01.  Existence; Businesses and Properties..........................44
SECTION 5.02.  Insurance.....................................................44
SECTION 5.03.  Taxes.........................................................45
SECTION 5.04.  Financial Statements, Reports, etc............................46
SECTION 5.05.  Litigation and Other Notices..................................47
SECTION 5.06.  Employee Benefits.............................................48
SECTION 5.07.  Maintaining Records; Access to Properties and Inspections.....48
SECTION 5.08.  Use of Proceeds...............................................48
SECTION 5.09.  Compliance with Environmental Laws............................48
SECTION 5.10.  Preparation of Environmental Reports..........................49
SECTION 5.11.  Further Assurances............................................49
SECTION 5.12.  Fiscal Year; Accounting.......................................49
SECTION 5.13.  Dividends.....................................................49
SECTION 5.14.  Delivery of Stock Certificates................................49

                         ARTICLE VI. NEGATIVE COVENANTS

SECTION 6.01.  Indebtedness..................................................50
SECTION 6.02.  Liens.........................................................52
SECTION 6.03.  Sale and Lease-Back Transactions..............................55
SECTION 6.04.  Investments, Loans and Advances...............................55
SECTION 6.05.  Mergers, Consolidations, Sales of Assets and Acquisitions.....56
SECTION 6.06.  Dividends and Distributions...................................57
SECTION 6.07.  Transactions with Affiliates..................................58
SECTION 6.08.  Business of the Borrower and the Subsidiaries.................59
SECTION 6.09.  Material Agreements...........................................59
SECTION 6.10.  Capital Expenditures..........................................60

                         ARTICLE VII. EVENTS OF DEFAULT

         ARTICLE VIII. THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                            ARTICLE IX. MISCELLANEOUS

SECTION 9.01.  Notices.......................................................65
SECTION 9.02.  Survival of Agreement.........................................66
SECTION 9.03.  Binding Effect................................................66
SECTION 9.04.  Successors and Assigns........................................66

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                                                                  Contents, p. 3


                                                                           Page

SECTION 9.05.  Expenses; Indemnity...........................................69
SECTION 9.06.  Right of Setoff...............................................71
SECTION 9.07.  Applicable Law................................................71
SECTION 9.08.  Waivers; Amendment............................................71
SECTION 9.09.  Interest Rate Limitation......................................72
SECTION 9.10.  Entire Agreement..............................................72
SECTION 9.11.  WAIVER OF JURY TRIAL..........................................72
SECTION 9.12.  Severability..................................................73
SECTION 9.13.  Counterparts..................................................73
SECTION 9.14.  Headings......................................................73
SECTION 9.15.  Jurisdiction; Consent to Service of Process...................73
SECTION 9.16.  Confidentiality...............................................74
SECTION 9.17.  Release of Liens..............................................74




                             Exhibits and Schedules

Exhibit A                  Form of Administrative Questionnaire
Exhibit B                  Form of Assignment and Acceptance
Exhibit C                  Form of Borrowing Request
Exhibit D                  Form of Pledge Agreement
Exhibit E                  Form of Security Agreement
Exhibit F                  Form of Opinion of Simpson Thacher & Bartlett


Schedule 2.01              Commitments
Schedule 3.08              Subsidiaries
Schedule 3.09              Litigation
Schedule 3.14              Taxes
Schedule 3.17              Environmental Matters
Schedule 3.18              Capitalization
Schedule 3.20              Real Property and Leased Premises
Schedule 3.22              Labor Matters
Schedule 3.23              Insurance
Schedule 6.01              Indebtedness
Schedule 6.02              Liens
Schedule 6.04              Investments
Schedule 6.07              Transactions with Affiliates

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                                    CREDIT AGREEMENT dated as of September 8,
                           1998, among RES HOLDING CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on Schedule 2.01 (the "Lenders"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, and DLJ CAPITAL FUNDING, INC., as documentation agent (in such capacity, the "Documentation Agent") for the Lenders.

                  Pursuant to or in connection with the transactions contemplated by the Merger Agreement (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), (a) the Funds and certain other investors (such investors, together with the Funds, the "Investors") consisting principally of affiliates of the Funds, together with Veritas and HVR, have formed the Borrower, (b) the Borrower has formed RES Acquisition Corporation, a newly formed Delaware corporation and a direct wholly owned subsidiary of the Borrower ("AcquisitionCo"), (c) AcquisitionCo has made a tender offer (the "Equity Tender Offer") to acquire all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Republic Engineered Steels, Inc., a Delaware corporation ("RES"), and (d) as promptly as practicable following the acceptance of Shares pursuant to the Equity Tender Offer, (i) AcquisitionCo will merge (the "Merger") with and into RES, with RES as the surviving corporation of the Merger and, as a result of the Merger, RES will become a wholly owned subsidiary of the Borrower, (ii) subject to stockholders' appraisal rights, each outstanding Share not acquired in the Equity Tender Offer (the "Untendered Shares") will be converted into the right to receive an amount in cash equal to the per-Share price paid in connection with the Equity Tender Offer and (iii) each outstanding option to acquire Shares will be converted into the right to receive an amount in cash equal to the positive difference, if any, between the Cash Merger Consideration and the exercise price of such option (the aggregate amount paid pursuant to clauses
(ii) and (iii), the "Cash Merger Consideration").

                  The consummation of the Equity Tender Offer is conditioned upon, among other things, the purchase by AcquisitionCo of (a) not less than a majority (or such other higher portion as shall be necessary under the governing documents of RES and applicable law to approve the Merger without the vote of any other stockholder) of the Shares, determined on a fully diluted basis assuming the exercise of all options, warrants, rights, conversion privileges or similar rights with respect to Shares, and (b) a sufficient number of the Shares held by RES's employee stock ownership plan or other employee benefit plans to ensure that the holder of the outstanding share of special preferred stock (the "Special Preferred Stock") issued by RES will not be entitled to vote with respect to the Merger (the minimum number of Shares referred to in clauses (a) and (b) being referred to herein as the "Minimum Shares"). In addition, prior to the consummation of the Equity Tender Offer, either (a) the lenders under the Second Amended and Restated Revolving Credit Agreement (the "Existing Credit Agreement") dated as of April 25, 1997, among RES, BankBoston, N.A., as agent, and such lenders will (i) waive any "Default" or "Event of Default" under and as defined in the Existing Credit Agreement that may occur as a result of the consummation of the Equity Tender Offer or the Merger and (ii) amend (together with the waiver referred to in clause (a)(i) above, the "Waiver and Amendment") the Existing Credit Agreement to permit the incurrence by RES of indebtedness under the RES Facility (or any refinancing thereof), the proceeds of which are used to finance the purchase by RES of any of its 9-7/8% First Mortgage Notes due 2001 (the "Existing Notes") issued under the indenture dated as of December 15, 1993 (the "Indenture"), governing the Existing Notes that are tendered pursuant to the Debt Tender Offer or (b) RES will replace the Existing Credit Agreement with a replacement revolving credit facility (the "Replacement Credit Facility") having terms reasonably satisfactory to the Administrative Agent.

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                                                                               2


                  In connection with the foregoing, (a) prior to or substantially simultaneously with the purchase by AcquisitionCo of Shares pursuant to the Equity Tender Offer, (i) the Investors will make common equity contributions to the Borrower in cash in an aggregate amount of not less than the product of (A) the amount of the Total Equity Contribution divided by the amount of the Total Financing and (B) the sum of (1) the amount of the Closing Date Purchase Price, (2) all interest and fees that will be payable prior to the Merger Date in respect of loans made on the Closing Date hereunder and (3) any other fees and expenses expected to be incurred by the Borrower or AcquisitionCo on or after the Closing Date and prior to the Merger Date (the "Closing Date Equity Contribution"); and (ii) the Borrower will make a common equity contribution to AcquisitionCo in an aggregate amount sufficient to enable AcquisitionCo to purchase the Shares pursuant to the Equity Tender Offer; (b) to finance the purchase of any Existing Notes tendered pursuant to the tender offer (the "Debt Tender Offer") for all the outstanding Existing Notes in accordance with the change of control and other provisions of the Indenture, RES will borrow up to $202,000,000 from one or more lenders under a new senior secured facility, on terms previously agreed to by the Administrative Agent and otherwise reasonably satisfactory to the Administrative Agent (the "RES Facility"); (c) following the consummation of the Equity Tender Offer, either
(i) the Existing Credit Agreement will remain in effect (as waived and amended as contemplated hereby) or (ii) the Replacement Credit Facility will become effective, in either case with $115,000,000 of commitments (used and unused) available thereunder; (d) prior to the Merger, (i) the Investors will make common equity contributions to the Borrower in cash in an aggregate amount of not less than the product of (A) the amount of the Total Equity Contribution divided by the amount of the Total Financing and (B) the sum of (1) the amount of the Cash Merger Consideration payable under the Merger Agreement to the holders of Untendered Shares and options to acquire Shares, (2) all interest and fees that will be payable (x) on or after the Merger Date in respect of loans made on the Closing Date hereunder and (y) in respect of loans made on the Merger Date hereunder and (3) any other fees and expenses expected to be incurred by the Borrower on or after the Merger Date (the "Merger Date Equity Contribution") and (ii) the Borrower will make a common equity contribution to AcquisitionCo in an amount equal to the aggregate Cash Merger Consideration payable under the Merger Agreement to the holders of Untendered Shares and options to acquire Shares; (e) as soon as practicable following the consummation of the Equity Tender Offer (and, in any event, prior to any meeting of RES's stockholders to vote on the Merger), RES will redeem the Special Preferred Stock; (f) at any time after the Closing Date and prior to the Interim Borrowing, the Investors will make common equity contributions (the "Interim Equity Contribution") to the Borrower in cash in an aggregate amount equal to the product of (A) the amount of the Total Equity Contribution divided by the amount of the Total Bank Financing and (B) the amount of the Interim Borrowing; and (g) costs and expenses (the "Transaction Costs") incurred in connection with the Transactions will be paid. Following the date of acceptance of Shares for payment pursuant to the Equity Tender Offer, RES will make the Debt Tender Offer. The Equity Tender Offer, the Debt Tender Offer, the Merger and the other transactions described above are collectively referred to herein as the "Transactions".

                  The Borrower has requested the Lenders to extend credit in the form of Loans, in an aggregate principal amount not in excess of $65,045,454, either in (a) a single drawing to be made on the Closing Date or (b) up to three drawings, (i) the first (the "First Borrowing") of which will be made on the Closing Date and will be in an amount equal to the product of (A) the Closing Date Equity Contribution and (B) the amount of the Total Bank Financing divided by the amount of the Total Equity Contribution, (ii) the second (the "Second Borrowing") of which will be made on the date of consummation of the Merger (the "Merger Date") , if different from the Closing Date, and will be in an amount equal to the product of (A) the Merger Date Equity Contribution and (B) the amount of the Total Bank Financing divided by the amount of the Total Equity Contribution and (iii) the third (the "Interim Borrowing") of which will be made on a single date after the Closing Date and will be in an amount not to exceed the difference between (A) $65,045,454 and (B) the sum of the amount of the First Borrowing and the amount of the Second Borrowing. If (a) on the Closing Date, the Borrower receives cash proceeds from any

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source, including any Loans made hereunder on the Closing Date, in an aggregate amount that exceeds the aggregate amount required to finance (i) the purchase of Shares in the Equity Tender Offer and (ii) the payment on the Closing Date of Transaction Costs or (b) at any time after the Closing Date, the Borrower receives cash proceeds from any source, including any Loans made hereunder on the Merger Date, in an aggregate amount that exceeds the aggregate amount required to finance (i) the purchase of Shares on the Merger Date and (ii) the payment of interest on the Loans or other fees and expenses required or permitted to be paid by the Borrower hereunder at such time, then the portion of such proceeds equal in amount to such excess (any such portion, an "Excess Amount"), will be deposited in a cash collateral account (the "Collateral Account") maintained (pursuant to the Security Agreement) by, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Parties.

                  The proceeds of the First Borrowing and the Second Borrowing will be used, together with the proceeds of the Closing Date Equity Contribution and the Merger Date Equity Contribution, solely (a) on the Closing Date, to finance the cash purchase price (the "Closing Date Purchase Price") to be paid by AcquisitionCo in respect of the Shares purchased in the Equity Tender Offer,
(b) on the Merger Date, to finance the aggregate Cash Merger Consideration to be paid by AcquisitionCo to holders of the Untendered Shares, if any, and holders of options to acquire Shares in connection with the Merger, including any amounts to be paid on or after the Merger Date in connection with the exercise by such holders of appraisal rights, and (c) from time to time on and after the Closing Date, to pay (i) the Transaction Costs and (ii) interest on Loans made hereunder. The proceeds of the Interim Borrowing will be used, together with the proceeds of the Interim Equity Contribution, solely for general corporate purposes of RES and the RES Subsidiaries.

                  The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

                  "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

                  "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "AcquisitionCo" shall have the meaning given such term in the preamble to this Agreement.

                  "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of
(a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, if any.

                  "Administrative Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

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                                                                               4


                  "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

                  "Agents" shall mean the Administrative Agent, the Collateral Agent and the Documentation Agent.

                  "Agents' Fees" shall have the meaning given such term in
Section 2.05(b).

                  "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" shall mean, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment.

                  "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Borrowing" shall mean a group of Loans of a single Type and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

                  "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person (which shall be deemed to include expenditures by such person to acquire stock or other evidence of beneficial ownership of any other person for the purpose of acquiring the capital assets of such person (as opposed to acquiring such person as a going concern)); provided, however, that Capital Expenditures for the Borrower and the Subsidiaries shall not include (a) expenditures to the extent they are made with the proceeds of the issuance of Capital Stock of the Borrower after the Closing Date (to the extent not previously used to prepay Indebtedness or make any investment or capital expenditure or used for any other purpose), (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds, (c) interest capitalized during such period, (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding any Subsidiary) and for which neither the Borrower nor any subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired.

                  "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

                  "Cash Merger Consideration" shall have the meaning given such term in the preamble to this Agreement.

                  "CERCLA" shall have the meaning given such term in the definition of the term "Environmental Law".

                  A "Change in Control" shall be deemed to have occurred if, (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than the Funds, Fund Affiliates and members of management of the Borrower holding voting stock of the Borrower or options to acquire such stock on the Closing Date (collectively, the "Designated Persons") or any combination of Designated Persons, shall own beneficially, directly or indirectly, in the aggregate shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower at a time when Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, shares representing at least a majority of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the Designated Persons or any combination of Designated Persons shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least 51% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (c) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than management of the Borrower, shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of the Borrower owned beneficially, directly or indirectly, by the Funds and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Borrower), provided that, a Change of Control shall be deemed to have occurred at any time when both (i) management of the Borrower shall own beneficially, directly or indirectly, in the aggregate shares representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower than the aggregate ordinary voting power at such time represented by the issued and outstanding capital stock of the Borrower owned beneficially, directly or indirectly, by the Funds and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Borrower), and (ii) the Funds and Fund Affiliates shall fail to own beneficially, directly or indirectly, in the aggregate shares representing at least one-half the percentage of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower owned by the Funds and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of the Borrower) on the Closing Date;
(e) a majority of the seats (excluding vacant seats) on the board of directors of the Borrower shall at any time after the Closing Date have been occupied by persons who were neither (i) nominated by any one or more Designated Persons or by a majority of the board of directors of the Borrower, nor (ii) appointed by directors so nominated; (f) a change in control with respect to the Borrower (or similar event, however denominated) shall occur under any indenture or agreement in respect of Indebtedness in an aggregate outstanding principal amount in excess of $5,000,000 to which the Borrower or any Subsidiary is party, other than as a result of the Transactions; (g) prior to the Merger, (i) the Borrower shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding Capital Stock of AcquisitionCo, free and clear of all Liens or
(ii) AcquisitionCo shall cease to own, directly or indirectly, beneficially and of record, at least the Minimum Shares, free and clear of all Liens; or (h) after the Merger, the Borrower shall cease to own, directly or indirectly, beneficially and of record, 100% of the outstanding Capital Stock of RES. For purposes of clauses (a) and (b) of this definition, the term "Designated Person" shall be deemed to include any other holder or holders of shares of the Borrower having ordinary voting power if the Borrower or any Fund or any Fund Affiliate shall have the power to vote (or cause to be voted at its discretion), pursuant to contract, irrevocable proxy or otherwise, the shares held by such holder.

                  "Closing Date" shall mean a single date (which shall in no event be later than December 15, 1998) on which the initial Borrowing occurs hereunder.

                  "Closing Date Equity Contribution" shall have the meaning given such term in the preamble to this Agreement.

                  "Closing Date Purchase Price" shall have the meaning given such term in the preamble to this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall mean all the "Collateral" as defined in any Security Document.

                  "Collateral Account" shall have the meaning given such term in the preamble to this Agreement.

                  "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Collective Bargaining Agreement" shall mean the Collective Bargaining Agreement dated as of August 2, 1998, between RES and the members of the United Steelworkers of America.

                  "Commitment" shall mean, with respect to any Lender, the commitment of such Lender to make Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $65,000,000.

                  "Commitment Fee" shall have the meaning given such term in
Section 2.05(a).

                  "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Debt Tender Offer" shall have the meaning given such term in the preamble to this Agreement.

                  "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

                  "Documentation Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "Dollars" or "$" shall mean lawful money of the United States of America.

                  "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

                  "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety as relating to the environment, including the

Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss.ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

                  "Equity Tender Offer" shall have the meaning given such term in the preamble to this Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

                  "Event of Default" shall have the meaning given such term in
Article VII.

                  "Excess Amount" shall have the meaning given such term in the preamble to this Agreement.

                  "Existing Notes" shall have the meaning given such term in the preamble to this Agreement.

                  "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letters" shall have the meaning given such term in
Section 2.05(b).

                  "Fees" shall mean the Commitment Fees and the Agents' Fees.

                  "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such corporation.

                  "First Borrowing" shall have the meaning given such term in the preamble to this Agreement.

                  "Funds" shall mean Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands exempted limited partnership, and Blackstone Family Investment Partnership II L.P., a Delaware limited partnership.

                  "Fund Affiliates" shall mean each Affiliate of any Fund that is not an operating company or Controlled by an operating company and each general partner of any Fund or any Fund Affiliate who is a partner or employee of The Blackstone Group L.P.

                  "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis.

                  "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in
Article II and Sections 9.04 and 9.16, the National Association of Insurance Commissioners.

                  "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

                  "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss. 9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs , radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

                  "HVR" shall mean HVR Holdings, LLC, a Delaware limited liability company.

                  "Indebtedness" of any person shall mean, without duplication,
(a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business), (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and
(j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof, provided that, if the sole asset of such person is its general partnership interest in such partnership, the amount of such Indebtedness shall be deemed equal to the value of such general partnership interest and the amount of any Indebtedness in respect of any Guarantee of such partnership Indebtedness shall be limited to the same extent as such Guarantee may be limited.

                  "Information Memorandum" shall have the meaning given such term in Section 3.15.

                  "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

                  "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months if, at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Interest Rate Protection Agreement" shall mean any interest rate hedging agreement or arrangement approved by the Administrative Agent (such approval not to be unreasonably withheld) entered into by RES or any RES Subsidiary and designed to protect against fluctuations in interest rates.

                  "Interim Borrowing" shall have the meaning given such term in the preamble to this Agreement.

                  "Interim Equity Contribution" shall have the meaning given such term in the preamble to this Agreement.

                  "Investors" shall have the meaning given such term in the preamble to this Agreement.

                  "Lenders" shall have the meaning given such term in the introductory paragraph of this Agreement.

                  "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" shall mean this Agreement and the Security Documents.

                  "Loan Parties" shall mean the Borrower and AcquisitionCo.

                  "Loans" shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin Stock" shall have the meaning given such term in Regulation U.

                  "Material Adverse Effect" shall mean (a) a materially adverse effect on the assets, business, operations, properties or financial condition of the Borrower, AcquisitionCo, RES and its subsidiaries, taken as a whole, (b) a material impairment of the ability of the Borrower or AcquisitionCo to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Transactions or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, the Administrative Agent or the Collateral Agent under, any Loan Document.

                  "Maturity Date" shall mean the date that is the earlier of (a) the date that is nine months after the Closing Date and (b) July 23, 1999.

                  "Merger" shall have the meaning given such term in the preamble to this Agreement.

                  "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 23, 1998, among the Borrower, AcquisitionCo and RES.

                  "Merger Date" shall have the meaning given such term in the preamble to this Agreement.

                  "Merger Date Equity Contribution" shall have the meaning given such term in the preamble to this Agreement.

                  "Minimum Shares" shall have the meaning given such term in the preamble to this Agreement.

                  "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "New Notes" shall mean any senior secured notes to be issued by RES in a public offering or a Rule 144A private placement (on terms reasonably satisfactory to the Administrative Agent), the proceeds of which shall be used to prepay loans under the RES Facility and/or the Existing Notes.

                  "Notes" shall mean any promissory note of the Borrower issued pursuant to this Agreement.

                  "Obligations" shall mean all obligations defined as "Obligations" in the Security Documents.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

                  "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc., or A-1 (or higher) according to Standard & Poor's Ratings Service; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Service or A by Moody's Investors Service, Inc.; (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); (g) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Borrower and the Subsidiaries, on a consolidated basis, as of the end of the Borrower's most recently completed fiscal year.

                  "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, or any agency or political subdivision thereof.

                  "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit D, among the Borrower, AcquisitionCo and the Collateral Agent for the benefit of the Secured Parties.

                  "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

                  "Properties" shall have the meaning given such term in Section 3.17(a).

                  "Register" shall have the meaning given such term in Section 9.04(d).

                  "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

                  "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss. 9601(22).

                  "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material.

                  "Replacement Credit Facility" shall have the meaning given such term in the preamble to this Agreement.

                  "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA or the regulations issued thereunder (other than any reportable event waived pursuant to such Section or regulations) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

                  "Required Lenders" shall mean, at any time, Lenders having Loans and unused Commitments representing more than 50% of the sum of all Loans outstanding at such time and unused Commitments at such time.

                  "RES" shall have the meaning given such term in the preamble to this Agreement.

                  "RES Facility" shall have the meaning given such term in the preamble to this Agreement.

                  "RES Subsidiary" shall mean each subsidiary of RES.

                  "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

                  "Sale and Lease-Back Transaction" shall have the meaning given such term in Section 6.03.

                  "Second Borrowing" shall have the meaning given such term in the preamble to this Agreement.

                  "Secured Parties" shall have the meaning given such term in the Security Agreement.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit E, among the Borrower, AcquisitionCo and the Collateral Agent for the benefit of the Secured Parties.

                  "Security Documents" shall mean the Security Agreement and the Pledge Agreement.

                  "Shares" shall have the meaning given such term in the preamble to this Agreement.

                  "Special Preferred Stock" shall have the meaning given such term in the preamble to this Agreement.

                  "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stockholders Agreement" shall mean any stockholders agreement, subscription agreement or other similar agreement that may be entered into by the Borrower upon terms reasonably satisfactory to the Administrative Agent.

                  "subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" shall mean each subsidiary of the Borrower. For purposes of the representations and warranties made herein on the Closing Date, the term "Subsidiary" includes each of RES and the RES Subsidiaries.

                  "Supermajority Lenders" shall mean, at any time, Lenders having Loans and unused Commitments representing more than 75% of the sum of all Loans outstanding at such time and unused Commitments at such time.

                  "Total Bank Financing" shall mean $65,045,454.

                  "Total Equity Contribution" shall mean $95,454,546.

                  "Total Financing" shall mean the sum of (a) the Total Equity Contribution and (b) the Total Bank Financing.

                  "Transaction Costs" shall have the meaning given such term in the preamble to this Agreement.

                  "Transactions" shall have the meaning given such term in the preamble to this Agreement.

                  "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

                  "Untendered Shares" shall have the meaning given such term in the preamble to this Agreement.

                  "Veritas" shall mean The Veritas Capital Fund, a Delaware corporation, and its affiliates.

                  "Waiver and Amendment" shall have the meaning given such term in the preamble to this Agreement.

                  "Wholly Owned RES Subsidiary" shall mean a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by RES or another Wholly Owned RES Subsidiary.

                  "Wholly Owned Subsidiary" shall mean a Subsidiary, at least 99% of the Capital Stock of which (other than directors' qualifying shares) is owned by the Borrower or another Wholly Owned Subsidiary.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05; and provided further that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

ARTICLE II.  THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein set forth, each Lender agrees, severally and not jointly, to make Loans to the Borrower either in (a) a single drawing to be made on the Closing Date or
(b) up to three drawings, (i) the first of which will be made on the Closing Date and will be in an amount equal to such Lender's Applicable Percentage of the amount of the First Borrowing, (ii) the second of which will be made on the Merger Date and will be in an amount equal to such Lender's Applicable Percentage of the amount of the Second Borrowing and (iii) the third of which will be made on a single date at any time after the Closing Date and will be in an amount equal to such Lender's Applicable Percentage of the amount of the Interim Borrowing, provided that the aggregate principal amount of such Lender's Loans made hereunder shall not exceed the Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to
Section 2.09. Amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 and not less than $1,000,000 or
(ii) equal to the remaining available balance of the Commitments.

                  (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 5 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

                  (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request; provided, however, that (i) if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, then the Administrative Agent shall return the amounts so received to the respective Lenders and (ii) all or any portion of the proceeds of Loans made hereunder on the Closing Date or on the Merger Date that constitutes an Excess Amount will be deposited in the Collateral Account.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

                  (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit C
(a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, (b) in the case of the initial ABR Borrowing, not later than 9:00 a.m., New York City time, on the day of the proposed Borrowing, and (c) in the case of any other ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing, (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed

(which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

                  If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

                  SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable as provided in
Section 2.11. Each Loan shall bear interest from the date of the initial Borrowing hereunder on the outstanding principal balance thereof as set forth in
Section 2.06.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

                  (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a Note as provided in Section 9.04(h) or otherwise the interests represented by that Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

                  SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period ending with the date on which the Commitment of such Lender shall be terminated) at a rate equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Commitment of such Lender shall be terminated as provided herein.

                  (b) The Borrower agrees to pay to the Administrative Agent, for the account of the Agents, the fees set forth in the Fee Letters (the "Fee Letters") dated as of July 23, 1998, and August 4, 1998, at the times specified therein (the "Agents' Fees").

                  (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 3.00%.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 4.00%.

                  (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate that would otherwise be applicable to ABR Loans pursuant to Section 2.06 plus 2.00%.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

                  SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the earlier to occur of (i) the date on which each of the First Borrowing, the Second Borrowing and the Interim Borrowing shall have occurred and (ii) the Maturity Date.

                  (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided, however, that each partial reduction of the Commitments shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $1,000,000 (or, if less, the remaining amount of the Commitments).

                  (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

                  SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 10:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.15;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing; and

                  (vi) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing.

                  Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

                  SECTION 2.11. Repayment of Borrowings. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date. Such payment shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

                  SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 (or, if less, the aggregate outstanding amount).

                  (b) Each notice of prepayment or reduction pursuant to this
Section 2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to
Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  SECTION 2.13. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein and (ii) any Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the interbank Eurodollar market any other condition affecting this Agreement any Eurodollar Loans of such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then from time to time the

Borrower will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or such Lender's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

                  (d) In the event any Lender delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, its Commitment and the Loans at the time owing to it) to a financial institution specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) to such assignment and (iii) the Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it (including pursuant to this Section 2.13).

                  (e) Promptly after any Lender has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender will notify the Borrower thereof. Failure on the part of any Lender so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be under any obligation to compensate any Lender under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions and provided further that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of
(i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

                  SECTION 2.16. Pro Rata Treatment. Except as required under
Section 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Section 2.01, to the next higher or lower whole dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans made pursuant to its Commitment (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan) shall be proportionately less than the unpaid principal portion of the Loans of any other Lender made pursuant to such Commitments (or, after acceleration of the Loans pursuant to Article VII, applicable to any
Loan), it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and interests in Loans held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding under the Commitments as the principal amount of its Loans under such Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such interest.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment without setoff or counterclaim (including principal of or interest on any Borrowing or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, Attention of Agent Bank Services, in immediately available funds, for credit to The Chase Manhattan Bank, ABA Number 0210 00021, Account Number 323-029-914. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.

                  (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding

Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

                  SECTION 2.19. Taxes. (a) Any and all payments by the Borrower to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and the Administrative Agent, taxes, levies, imposts, deductions, charges or withholdings that would not be imposed but for a present or former connection between such Lender or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender and the Administrative Agent, any United States withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.19, the term "Initial Date" shall mean (i) in the case of the Administrative Agent or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender or the Administrative Agent fails to comply with the requirements of paragraph (f) or
(g), as the case may be, of this Section 2.19.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) The Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.19) paid by such Lender or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or Transferee) or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender or the

Administrative Agent, as the case may be, makes written demand therefor. If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to the relevant taxing authority.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.19 shall survive the payment in full of principal and interest hereunder and the termination of the Commitments.

                  (f) In the case of any Borrowing by the Borrower, this paragraph (f) shall apply. Each Lender and the Administrative Agent that is not a United States person (as defined in Section 7701(a)(30) of the Code) agrees that at least 10 days prior to the first Interest Payment Date following the Initial Date in respect of such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3) of the Code, (A) deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender
(w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(c) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3 and (II) an Internal Revenue Service Form W-8; (B) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8, or any successor applicable form or other manner of certification on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender; and (C) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a participant pursuant to Section
9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement or any other Loan Document to or for the Lender not incorporated under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Nothing contained in this Section 2.19 shall require any Lender or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                  SECTION 2.20. Replacement of Lenders. If any Lender is subject to an order, judgment or decree of any Governmental Authority that purports to enjoin or restrain such Lender from making Loans hereunder, then the Borrower may, at its sole expense and effort and subject to Section 2.15, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par plus accrued interest and fees, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (including its Commitment and the Loans at the time owing to it) to a financial institution specified by the Borrower (which may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, (ii) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower shall have paid to the assigning Lender all monies accrued and owing hereunder to it (including pursuant to this Section 2.20).

ARTICLE III.  REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and each of the Subsidiaries (a) is a corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) in the case of the Borrower and AcquisitionCo, has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

                  SECTION 3.02. Authorization. The execution, delivery and performance by the Borrower and each of the Subsidiaries of the Merger Agreement and each of the Loan Documents to which it is a party, the borrowings hereunder and the Transactions (a) have been duly authorized by all corporate and stockholder action required to be obtained by the Borrower and the Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or By-laws of the Borrower or any Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary other than the Liens created by the Loan Documents.

                  SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each other Loan Party that is party thereto will constitute, a legal, valid and binding obligation of the Borrower and such Loan Party enforceable against the Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for
(a) the filing of Uniform Commercial Code financing statements, (b) such as have been made or obtained and are in full force and effect and (c) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.05. Financial Statements. The Borrower has heretofore furnished to the Lenders with respect to RES and the RES Subsidiaries, consolidated balance sheets and consolidated statements of operations, cash flows and stockholders' equity (a) as of and for the fiscal years ended June 30, 1995, June 30, 1996 and June 30, 1997, audited by and accompanied by the opinion of KPMG Peat Marwick LLP, independent public accountants, and (b) as of and for the fiscal year ended June 30, 1998 (in the case of clause (b), without footnotes), and certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations of RES and the RES Subsidiaries as of such dates and for such periods. None of the Borrower and its consolidated subsidiaries has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, other than pursuant to the Loan Documents. Such financial statements were prepared in accordance with GAAP.

                  SECTION 3.06. No Material Adverse Change. There has been no material adverse change in the assets, business, operations, properties or financial condition of the Borrower and the Subsidiaries, taken as a whole, since June 30, 1997.

                  SECTION 3.07. Title to Properties; Possession Under Leases.
(a) The Borrower and each of the Subsidiaries has good and marketable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  (b) The Borrower and each of the Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries, taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

                  (c) The Borrower and each of the Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.08. Subsidiaries. (a) Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by the Borrower or by any Subsidiary.

                  (b) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to past and current employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Subsidiary, except under the Loan Documents and the Existing Credit Agreement, provided that, as of the Merger Date, there will be no outstanding subscriptions, options, warrants, calls, rights (other than dissenter's rights) or other agreements or commitments of any nature relating to any Capital Stock of RES.

                  SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any business, property or rights of any such person (i) which involve any Loan Document or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Transactions.

                  (b) None of the Borrower, the Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit), or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. Agreements. (a) None of the Borrower and the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (b) None of the Borrower and the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing.

                  SECTION 3.11. Federal Reserve Regulations. (a) None of the Borrower and the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

                  SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of the Borrower and the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes specified in the preamble to this Agreement.

                  SECTION 3.14. Tax Returns. Each of the Borrower and each of the Subsidiaries has timely filed or caused to be timely filed all Federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $5,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower has set aside on its books adequate reserves and taxes, assessments, charges, levies or claims in respect of property taxes for property that the Borrower or a Subsidiary has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of the Borrower and each of the Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, with respect to each of the Borrower and each of the Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

                  SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of the Borrower or any of the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including any Confidential Information Memorandum relating to the Borrower (the "Information Memorandum") delivered to the Lenders but excluding the financial projections referred to in
Section 3.15(b)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date (or, in the case of the Information Memorandum, as of the date thereof) any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date (or, in the case of the Information Memorandum, as of the date thereof) any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transactions or of the Borrower and the Subsidiaries taken as a whole.

                  (b) All financial projections concerning the Borrower and the Subsidiaries that are or have been made available to the Administrative Agent or any Lender by the Borrower or any Subsidiary have been or will be prepared in good faith based upon assumptions believed by the Borrower to be reasonable on the Closing Date (or, in the case of the Information Memorandum, as of the date thereof).

                  SECTION 3.16. Employee Benefit Plans. Each of the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the date hereof, the present value of all benefit liabilities under each Plan of the Borrower and the ERISA Affiliates (on an accumulated benefits obligation basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $18,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (on an accumulated benefits obligation basis and based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $21,000,000 the value of the assets of all such underfunded Plans. None of the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

                  SECTION 3.17. Environmental Matters. Except as set forth on
Schedule 3.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by the Borrower and the Subsidiaries (the "Properties") in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or


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                                                                              32


         (iii) could reasonably be expected to give rise to an obligation to conduct a Remedial Action that could reasonably be expected to result in a Material Adverse Effect;

                  (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in all prior periods have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary Environmental Permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

                  (c) None of the Borrower and the Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have any of the Borrower and the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties, except for Liens permitted by Section 6.02.

                  SECTION 3.18. Capitalization of the Borrower. The authorized Capital Stock, the par value thereof and the amount of such authorized Capital Stock issued and outstanding for the Borrower is set forth on Schedule 3.18 as of the Closing Date (after giving effect to the Transactions intended to occur on the Closing Date).

                  SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Pledged Stock is delivered to the Collateral Agent in accordance with the terms of the Pledge Agreement, the Pledge Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the applicable pledgor thereunder in such Pledged Stock, in each case prior and superior in right to any other person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the Security Agreement will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, prior and superior in right to any other person.

                  SECTION 3.20. Location of Real Property and Leased Premises.
(a) Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by the Borrower and the Subsidiaries and the addresses thereof, other than individual properties that have an original cost of less than $200,000. As of the Closing Date, the Borrower and the Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.20.

                  (b) Schedule 3.20 lists completely and correctly as of the Closing Date all real property leased by the Borrower and the Subsidiaries and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiaries have valid leases in all the real property set forth as being leased by them on
Schedule 3.20.

                  SECTION 3.21. Solvency. (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and the Merger Date and immediately following the making of each Loan made on the Closing Date and the Merger Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Borrower and the Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and the Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and the Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and the Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and the Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and the Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                  (b) The Borrower does not intend to, and does not believe that it or any Subsidiary will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

                  SECTION 3.22. Labor Matters. Except as set forth on Schedule 3.22, there are no strikes pending or threatened against the Borrower or any Subsidiary that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of the Borrower and the Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Borrower or any Subsidiary or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary to the extent required by GAAP. Neither consummation of the Equity Tender Offer nor the consummation of the Merger will give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary (or any predecessor) is a party or by which the Borrower or any Subsidiary (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to the Borrower and the Subsidiaries taken as a whole.

                  SECTION 3.23. Insurance. Schedule 3.23 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect and all premiums have been duly paid.

ARTICLE IV.  CONDITIONS OF LENDING

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions:

                  SECTION 4.01.  Initial Borrowing.  On the Closing Date:

                  (a) The Administrative Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of Simpson Thacher & Bartlett, special counsel for the Borrower, substantially to the effect set forth in Exhibit F (i) dated the Closing Date, (ii) addressed to the Administrative Agent and the Lenders, and (iii) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, and the Borrower hereby instructs its counsel to deliver such opinion.

                  (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent and to the Lenders.

                  (c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii),
         (iii) and (iv) below: (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above; and (iv) such other documents as the Administrative Agent and the Lenders may reasonably request.

                  (d) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (e) At the time of and immediately after the initial Borrowing, no Event of Default or Default shall have occurred and be continuing.

                  (f) The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by a Financial Officer of and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (d) and (e) of this
         Section 4.01.

                  (g) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

                  (h) (i) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding Capital Stock of (A) AcquisitionCo owned by the Borrower and (B) RES owned by AcquisitionCo shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing all the outstanding Capital Stock of AcquisitionCo owned by the Borrower, accompanied by stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; and (ii) the Security Agreement shall have been duly executed by the Loan Parties and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first- priority security interest in and lien on the Collateral described in such agreement shall have been delivered to the Collateral Agent.

                  (i) The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02.

                  (j) The Administrative Agent shall be reasonably satisfied with the scope of due diligence performed with respect to environmental matters concerning the Borrower and the Subsidiaries, including with respect to any environmental hazards, liabilities or Remedial Action to which the Borrower or any Subsidiaries may be subject.

                  (k) The Equity Tender Offer, the Closing Date Equity Contribution, the Waiver and Amendment (or the Replacement Credit Facility, as applicable) and the other Transactions intended to occur on the Closing Date shall have been consummated simultaneously with the initial Borrowing in accordance in all material respects with applicable law, the Merger Agreement and all related documentation, in each case in the form previously approved by, and reasonably acceptable to, the Administrative Agent and otherwise on terms reasonably satisfactory to the Administrative Agent in all material respects; and the conditions to the Borrower's obligations set forth in the Merger Agreement shall have been satisfied (other than any conditions that, by their terms, cannot be satisfied on the Closing Date ) without giving effect to any waiver or amendment in any manner materially adverse to the Lenders that was not approved by the Administrative Agent.

                  (l) The Lenders shall be reasonably satisfied that, after giving effect to the Transactions to occur on the Closing Date, (i) RES and the RES Subsidiaries shall have outstanding no preferred stock and no Indebtedness other than Indebtedness permitted under Section 6.01 and, if it is not reasonably practicable for RES to redeem the Special Preferred Stock on the Closing Date or if the Special Preferred Stock is to be canceled in the Merger, the Special Preferred Stock, provided that if the Special Preferred Stock is outstanding following the Closing Date, the holder of the Special Preferred Stock will not be entitled to vote with respect to the Merger, (ii) the Borrower shall have outstanding no Indebtedness other than Loans hereunder and no Capital Stock other than common stock owned by the Investors and (iii) AcquisitionCo shall have outstanding no Indebtedness and no Capital Stock other than common stock owned by the Borrower.

                  (m) The Agents shall be reasonably satisfied with the sources and uses of funds delivered to the Agents prior to the date hereof and with the information, projections and financial models (to the extent available) delivered to the Agents prior to the date hereof.

         In addition, the Borrower shall have provided such other financial information as the Agents may reasonably have requested in connection with the Transactions.

                  (n) The Borrower shall have caused RES to use its commercially reasonable efforts to secure availability of at least $20,000,000 under the Existing Credit Agreement to fund up to $20,000,000 of the consideration payable by RES pursuant to the Debt Tender Offer in lieu of any funds being drawn under the RES Facility for such purpose.

                  (o) All requisite material governmental authorities shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that has or could have a reasonable likelihood of restraining, preventing or imposing materially burdensome conditions on the Transactions or the consummation of the other transactions contemplated hereby.

                  (p) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (q) The Administrative Agent shall have received a solvency certificate, in form and substance satisfactory to the Administrative Agent, from a Financial Officer of the Borrower as to the solvency of the Borrower and the Subsidiaries on a consolidated basis after giving effect to the Transactions and the consummation of the other transactions contemplated hereby.

                  The initial Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (d) and (e) of this Section 4.01.

                  SECTION 4.02. Second Borrowing. On the date of the Second Borrowing, if any:

                  (a) The Investors shall have made the Merger Date Equity Contribution, and the other Transactions to occur on the Merger Date shall have occurred, on or before the date of the Second Borrowing.

                  (b) At the time of and immediately following the Second Borrowing, there shall not have occurred and be continuing an Event of Default or Default under clause (b), (c) (without regard to any applicable grace period), (g) (without regard to any applicable grace period), (h), (l) or (m) of Article VII.

                  (c) The Lenders shall not have accelerated any or all Loans hereunder.

                  (d) There shall not have occurred and be continuing any payment default or payment event of default with respect to the Existing Notes, the Existing Credit Agreement (or the Replacement Credit Facility, as applicable) or the RES Facility (or any indebtedness refinancing the RES Facility).

                  (e) There shall not be in effect a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or rendering illegal the consummation of the Merger, and there shall not be pending any proceeding by any Governmental Authority seeking any of the foregoing.

                  (f) The representations set forth in Sections 3.01, 3.02, 3.03, 3.04 and 3.11(b) shall be true and correct in all material respects on and as of the date of the Second Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (g) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

                  (h) The Administrative Agent shall have received a certificate of the Borrower dated the date of the Second Borrowing signed by a Financial Officer and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (d) and (f) of this Section 4.02.

                  (i) The Merger shall be consummated simultaneously with the Second Borrowing in accordance with applicable law, the Merger Agreement and all related documentation, in each case in the form previously approved by the Administrative Agent, and otherwise on terms reasonably satisfactory to the Administrative Agent.

                  (j) After giving effect to the Merger, RES shall have outstanding no Capital Stock other than common stock owned by the Borrower.

                  The Second Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (d) and (f) of this Section 4.02.

                  SECTION 4.03. Interim Borrowing. On the date of the Interim Borrowing, if any:

                  (a) The Investors shall have made the Interim Equity Contribution, and the other Transactions to occur on the date of the Interim Borrowing shall have occurred, on or before the date of the Interim Borrowing.

                  (b) At the time of and immediately following the Interim Borrowing, there shall not have occurred and be continuing an Event of Default or Default under clause (b), (c) (without regard to any applicable grace period), (g) (without regard to any applicable grace period), (h), (l) or (m) of Article VII.

                  (c) The Lenders shall not have accelerated any or all Loans hereunder.

                  (d) There shall not have occurred and be continuing any payment default or payment event of default with respect to the Existing Notes, the Existing Credit Agreement (or the Replacement Credit Facility, as applicable) or the RES Facility (or any indebtedness refinancing the RES Facility).

                  (e) There shall not be in effect a temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing or rendering illegal the consummation of the Merger, and there shall not be pending any proceeding by any Governmental Authority seeking any of the foregoing.

                  (f) The representations set forth in Sections 3.01, 3.02, 3.03, 3.04 and 3.11(b) shall be true and correct in all material respects on and as of the date of the Interim Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

                  (g) The Administrative Agent shall have received a notice of Borrowing as required by Section 2.03.

                  (h) The Administrative Agent shall have received a certificate of the Borrower dated the date of the Interim Borrowing signed by a Financial Officer and on behalf of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b), (d) and (f) of this Section 4.03.

                  The Interim Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b), (d) and (f) of this Section 4.03.

                  SECTION 4.04. Release of Amounts from the Collateral Account. On the date of release of any amount (other than any amount payable under any Loan Document to the Administrative Agent or the Lenders) from the Collateral
Account:

                  (a) The Merger and the other Transactions to occur on the date of such release shall have occurred on such date or shall be consummated simultaneously with such release in accordance with applicable law, the Merger Agreement and all related documentation, in each case in the form previously approved by the Administrative Agent and otherwise on terms reasonably satisfactory to the Administrative Agent.

                  (b) The representations and warranties set forth in Sections 3.11(b) and 3.13 shall be true and correct in all material respects on and as of the date of such release with the same effect as though made on and as of such date.

                  The release of any such amount from the Collateral Account shall be deemed to constitute a representation and warranty by the Borrower on the date of such release as to the matters specified in paragraphs (a) and (b) of this Section 4.04.

                  SECTION 4.05. All Borrowings and Collateral Releases. On the date of each Borrowing or release of any Collateral from the Collateral Account, after giving effect to such Borrowing or release and all Transactions to occur on such date, the sum of (a) 50% of the value of the Shares that form part of the Collateral on such date (determined based on the purchase price per Share to be paid in the Equity Tender Offer and the Merger) and (b) the aggregate amount of cash held by the Collateral Agent in the Collateral Account on such date shall be not less than the aggregate principal amount of Loans outstanding hereunder on such date.

ARTICLE V.  AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of the Subsidiaries to:

                  SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries if the assets of such corporations to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary in such liquidation or dissolution.

                  (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

                  SECTION 5.02. Insurance. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, and maintain such other insurance as may be required by law or any other Loan Document.

                  (b) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower or any Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or insurance certificate with respect thereto.

                  (c) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Administrative Agent, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this
         Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees to the extent permitted by law, to waive, and to cause each Subsidiary to waive, its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower and the Subsidiaries or the protection of their properties.

                  SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that the Borrower or one of the Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $5,000,000 in the aggregate.

                  SECTION 5.04. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of fiscal 1998 and within 90 days after the end of each subsequent fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and stockholders' equity showing the financial condition of the Borrower and the Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by one of its Financial Officers on behalf of the Borrower as fairly presenting the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments;

                  (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);

                  (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be;

                  (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement, the consolidated financial statements of the Borrower and the Subsidiaries delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of the Borrower reconciling such changes to what the financial statements would have been without such changes;

                  (f) prior to the end of each fiscal year, a copy of an operating and capital expenditure budget for RES for the next succeeding fiscal year;

                  (g) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of the Borrower and the Subsidiaries therein;

                  (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

                  (i) promptly, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of the Borrower or any Subsidiary;

                  (j) promptly, after any borrowing base report shall have been delivered to the lenders under the Existing Credit Agreement, a copy of such report; and

                  (k) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

                  (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

                  (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development specific to the Borrower or any Subsidiary that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

                  SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law, except to the extent that failure to comply therewith could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses (i) through
(iv) above, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent or any Lender upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

                  SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in the preamble to this Agreement.

                  SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under Environmental Laws in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the reasonable request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report of reasonable scope and content for the Properties which are the subject of such default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action reasonably likely to be required under any applicable Environmental Law in connection with such Properties.

                  SECTION 5.11. Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing

Uniform Commercial Code and other financing statements) that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents.

                  SECTION 5.12. Fiscal Year; Accounting. In the case of the Borrower and each of the Subsidiaries, cause its respective fiscal year to end on June 30.

                  SECTION 5.13. Dividends. In the case of the Borrower, permit the Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by Section 6.09(d) and to prohibitions imposed by applicable requirements of law.

                  SECTION 5.14. Delivery of Stock Certificates. As soon as practicable, but in any event not later than four Business Days after the Closing Date, deliver or cause to be delivered to the Collateral Agent certificates representing all the shares of Capital Stock acquired by AcquisitionCo on the Closing Date pursuant to the Equity Tender Offer, accompanied by stock powers endorsed in blank.

ARTICLE VI.  NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of the Subsidiaries to:

                  SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness of RES and the RES Subsidiaries existing on the date hereof and set forth on Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness (other than the Existing Notes and Indebtedness under the Existing Credit Agreement or the Replacement Credit Facility) as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness (other than the Existing Notes and Indebtedness under the Existing Credit Agreement or the Replacement Credit Facility) if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such extending, renewal or replacement Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced (plus unpaid accrued interest and premium thereon) or (C) incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

                  (b) Indebtedness created hereunder and under the other Loan Documents;

                  (c) Indebtedness of RES and the RES Subsidiaries pursuant to Interest Rate Protection Agreements entered into in order to fix the effective rate of interest on any Indebtedness, provided that such transactions shall be entered into to hedge actual interest rate exposures and not for the purpose of speculation;

                  (d) Indebtedness of RES or any RES Subsidiary owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to RES or any RES Subsidiary, pursuant to reimbursement or indemnification obligations to such person;

                  (e) (i) Indebtedness of RES to any RES Subsidiary; and (ii) Indebtedness of any RES Subsidiary to RES or any RES Subsidiary arising from an investment made pursuant to Section 6.04;

                  (f) Indebtedness of RES or a RES Subsidiary which represents the assumption by RES or such RES Subsidiary of Indebtedness of a RES Subsidiary in connection with the permitted merger of such RES Subsidiary with or into the assuming person or the purchase of all or substantially all the assets of such RES Subsidiary;

                  (g) Indebtedness of RES or the RES Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business, and any extension, renewal or refinancing thereof to the extent not provided to secure the repayment of other Indebtedness and to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

                  (h) Indebtedness of RES or any RES Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

                  (i) Indebtedness of a RES Subsidiary acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into RES or a RES Subsidiary after the date hereof, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a RES Subsidiary and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this paragraph (i) shall not at any time exceed $10,000,000 for RES and all RES Subsidiaries;

                  (j) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by RES or any RES Subsidiary prior to or within 270 days after a Capital Expenditure permitted under
         Section 6.10 in order to finance such Capital Expenditure, and extensions, renewals and refinancings thereof in an aggregate principal amount outstanding at any time not in excess of $10,000,000, provided that any such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (ii) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced;

                  (k) Indebtedness incurred under the RES Facility;

                  (l) the New Notes in an aggregate principal amount not to exceed $210,000,000;

                  (m) extensions, renewals or refinancings of Indebtedness under paragraphs (k) and (l) so long as (i) such Indebtedness (the "Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the

         Indebtedness being extended, renewed or refinanced plus the amount of any interest or premiums required to be paid thereon and fees and expenses associated therewith, (ii) such Refinancing Indebtedness has a later or equal final maturity and a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (iii) the interest rate applicable to such Refinancing Indebtedness shall be a market interest rate (as determined in good faith by the Board of Directors of RES or the Borrower) as of the time of such extension, renewal or refinancing, (iv) the covenants, events of default and other provisions thereof (including any Guarantees thereof), taken as a whole, shall be no less favorable to the Lenders than those contained in the Indebtedness being refinanced and (v) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing;

                  (n) Indebtedness incurred under the Existing Credit Agreement or the Replacement Credit Facility in an aggregate principal amount not to exceed $115,000,000;

                  (o) Indebtedness of RES and the RES Subsidiaries in respect of surety bonds or other obligations in favor of the PBGC entered into pursuant to the Merger Agreement or the Settlement Agreement referred to in the Merger Agreement, and not in respect of obligations violating any of the provisions of this Agreement or the Existing Credit Agreement;

                  (p) other Indebtedness of RES and the RES Subsidiaries in an aggregate principal amount at any time outstanding not in excess of $10,000,000; and

                  (q) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (p) above.

                  SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                  (a) Liens on property or assets of RES and the RES Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower or any Subsidiary (other than pursuant to existing after acquired property clauses);

                  (b) any Lien created under the Loan Documents;

                  (c) any Lien created under the Existing Credit Agreement, the Replacement Credit Facility, the Existing Notes, the RES Facility and the New Notes;

                  (d) any Lien existing on any property or asset of RES or any RES Subsidiary prior to the acquisition thereof by RES or any RES Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of RES or any RES Subsidiary;

                  (e) any Lien on any property or asset of a RES Subsidiary securing Indebtedness permitted by Section 6.01(i), provided that such Lien does not apply to any other property or assets of the Borrower or any Subsidiary not securing such Indebtedness at the date of acquisition of such property or asset (other than after acquired property of RES or a RES Subsidiary subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property);

                  (f) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $200,000 in the aggregate, or which are being contested in compliance with Section
         5.03 or for property taxes on property that RES or one of the RES Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (g) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens on property of RES or any RES Subsidiary arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, RES or the relevant RES Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (h) pledges and deposits made in the ordinary course of business by RES or any RES Subsidiary in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (i) deposits by RES or any RES Subsidiary to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (j) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred by RES or any RES Subsidiary in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of the Subsidiaries;

                  (k) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by RES or any RES Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements), provided that (i) such security interests secure Indebtedness or Sale and Lease-Back Transactions permitted by Section 6.01, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, improvements or equipment at the time of such acquisition (or construction), including transaction costs incurred by RES or any RES Subsidiary in connection with such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary (other than to accessions to such real property, improvements or equipment and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (l) Liens consisting of interests of lessors under capital or operating leases permitted by Section 6.01;

                  (m) Liens securing judgments against RES or any RES Subsidiary for the payment of money in an aggregate amount not in excess of $1,000,000 (except to the extent covered by insurance), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (n) any leases or subleases to other persons of properties or assets owned or leased by RES or a RES Subsidiary;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which are being contested in compliance with the standard set forth in Section 5.03(a), or on property that RES or a RES Subsidiary has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of RES and the RES Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $2,000,000;

                  (p) Liens that are contractual rights of setoff (i) relating to the establishment by RES or any RES Subsidiary of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of RES and/or any RES Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of RES and the RES Subsidiaries;

                  (q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit;

                  (r) the sale of accounts receivable in connection with collection in the ordinary course of business;

                  (s) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, RES or the relevant RES Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (t) Liens on assets of RES and the RES Subsidiaries not constituting collateral under the Existing Credit Agreement securing Indebtedness permitted under Section 6.01(o), provided that if any such Liens cover property on which any such collateral is located, the holders of such Liens shall have entered into an intercreditor agreement pursuant to the terms of the Existing Credit Agreement;

                  (u) Liens on assets of RES and the RES Subsidiaries not constituting collateral under the Existing Credit Agreement, securing approximately $8,300,000 of severance payments required to be funded into a "rabbi trust" upon a change in control of RES under the Existing Credit Agreement; and

                  (v) the replacement, extension or renewal of any Lien permitted by clause (c), (d), (j) or (s) above, provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement.

                  SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), other than any Sale and Lease-Back Transaction that involves a sale by RES or a RES Subsidiary solely for cash consideration on terms not less favorable than would prevail in an arm's-length transaction and that results in a Capital Lease Obligation and Liens associated therewith permitted under Sections 6.01(j) and 6.02(j).

                  SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments of RES and the RES Subsidiaries (i) existing on the date hereof in the capital stock of the RES Subsidiaries; (ii) by RES or any RES Subsidiary in any Wholly Owned RES Subsidiary; (iii) by any Wholly Owned RES Subsidiary in any Wholly Owned RES Subsidiary;
         (iv) by any RES Subsidiary in any Wholly Owned RES Subsidiary (so long as such RES Subsidiary shall remain a Wholly Owned RES Subsidiary after giving effect to such investment);

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by RES or any RES Subsidiary of noncash consideration for the sale of assets permitted under Section 6.05;

                  (d) intercompany loans permitted to be incurred as Indebtedness under Section 6.01;

                  (e) (i) loans and advances to employees of RES or the RES Subsidiaries not to exceed $600,000 in the aggregate at any time outstanding and (ii) advances of payroll payments and expenses to such employees in the ordinary course of business;

                  (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business;

                  (g) Interest Rate Protection Agreements permitted pursuant to
         Section 6.01(c);

                  (h) investments of RES and the RES Subsidiaries, other than investments listed in paragraphs (a) through (g) of this Section, existing on the Closing Date and set forth on Schedule 6.04;

                  (i) investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);

                  (j) investments of RES and the RES Subsidiaries consisting of repurchases of Existing Notes pursuant to the Debt Tender Offer; and

                  (k) investments, loans or advances of RES and the RES Subsidiaries in addition to those permitted by paragraphs (a) through
         (j) not exceeding in the aggregate $500,000 at any time outstanding.

                  SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired), or any Capital Stock of any Subsidiary (including the Shares), or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by RES or any RES Subsidiary or the acquisition by RES or any RES Subsidiary of any asset of any person in the ordinary course of business, in each case subject to Section 6.04;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the merger or consolidation of any RES Subsidiary into or with any other Wholly Owned RES Subsidiary in a transaction in which the surviving entity is a Wholly Owned RES Subsidiary (which shall be a domestic Subsidiary if the non-surviving person shall be a domestic Subsidiary) and, in each case, no person other than RES or a Wholly Owned RES Subsidiary receives any consideration;

                  (c) Sale and Lease-Back Transactions permitted by Section
         6.03;

                  (d) investments permitted by Section 6.04;

                  (e) subject to Section 6.07, sales, leases or transfers (i) from RES or any RES Subsidiary to RES or to a domestic Wholly Owned RES Subsidiary or (ii) from any foreign RES Subsidiary to any foreign Wholly Owned RES Subsidiary or to RES;

                  (f) sales, leases or other dispositions of equipment or real property of RES or the RES Subsidiaries determined by the Board of Directors or senior management of RES to be no longer useful or necessary in the operation of the business of RES or the RES Subsidiaries;

                  (g) sales, leases or other dispositions of inventory of RES and the RES Subsidiaries not made in the ordinary course of business determined by the Board of Directors or senior management of RES to be no longer useful or necessary in the operation of the business of RES and the RES Subsidiaries;

                  (h) sales, leases or other dispositions of property by RES and the RES Subsidiaries having a net book value not in excess of $1,000,000 in the aggregate during the term of this Agreement, provided that no sale may be made of the Capital Stock of any RES Subsidiary except the Capital Stock of a RES Subsidiary in connection with the sale of all its outstanding Capital Stock that is held by RES and any other RES Subsidiary;

                  (i) the sale or other disposition, in one transaction or series of related transactions, by RES or any RES Subsidiary of the business or assets of RES's stainless and specialty steel division for fair value (as determined in good faith by the Board of

         Directors of the Borrower) in cash, provided that (i) within a reasonable period of time prior to any such sale or disposition, the Borrower shall, or shall cause RES to, deliver to the Administrative Agent a certificate of a Financial Officer setting forth details of the proposed transaction and RES's intention to reinvest the proceeds thereof in other steel- related assets within lines of business similar to the lines of business conducted on the date hereof by RES and the RES Subsidiaries, (ii) no Default or Event of Default shall have occurred and shall be continuing at the time of such sale or disposition or at the proposed time of application of such proceeds and
         (iii) any such sale or disposition shall be upon terms not materially adverse to the interests of the Lenders (it being understood and agreed that the adequacy of the consideration for such sale or disposition shall be deemed not to be adverse to the interests of the Lenders if the Board of Directors of the Borrower has determined in good faith that such sale or disposition shall have been made for fair value); and

                  (j) the Merger.

                  SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock (other than dividends and distributions on the common stock of the Borrower payable solely by the issuance of additional shares of common stock of the Borrower) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that:

                  (a) any Subsidiary may declare and pay dividends to, repurchase its Capital Stock from or make other distributions to the Borrower or to any Wholly Owned Subsidiary (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary and to each other owner of Capital Stock of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                  (b) AcquisitionCo may make payments in an aggregate amount not to exceed $150,100,000 in connection with (i) the acquisition of Shares in the Equity Tender Offer and the Merger (including Shares with respect to which appraisal rights shall be exercised) and (ii) the acquisition or conversion of existing options at the time of the Merger; and

                  (c) the Borrower may purchase or redeem shares of Capital Stock of the Borrower (including related stock appreciation rights or similar securities), and, prior to the Merger, RES may purchase or redeem shares of Capital Stock of RES, in either case, held by present or former officers or employees of the Borrower or any Subsidiary or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions that may be made under this paragraph (c) shall not exceed $5,000,000 in the aggregate during the term of this Agreement.

                  SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of the Borrower or RES, unless such transaction forms a part of the Transactions or is (i) otherwise permitted under this Agreement and (ii) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, provided that the

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                                                                              51


foregoing restriction shall not apply to (A) the payment to any Fund or any of its Affiliates or the Fund Affiliates of the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date or (B) the indemnification of directors of the Borrower and the Subsidiaries in accordance with customary practice.

                  (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower, (ii) loans or advances to employees of RES or any RES Subsidiary in accordance with Section 6.04(e), (iii) transactions among RES and Wholly Owned RES Subsidiaries and transactions among Wholly Owned RES Subsidiaries otherwise permitted by this Agreement, (iv) the payment of fees and indemnities to directors, officers and employees of RES and the RES Subsidiaries in the ordinary course of business,
(v) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 6.07, (vi) any employment agreements entered into by any of RES or any of the RES Subsidiaries in the ordinary course of business,
(vii) dividends and repurchases permitted under Section 6.06, (viii) any purchase by the Investors of Capital Stock of the Borrower and (ix) the payment on or after the Merger Date by RES to any of the Funds of a financial advisory fee in connection with financial advisory services provided by the Funds in connection with the Equity Tender Offer in an aggregate amount not to exceed $4,200,000, provided that such financial advisory fee shall be paid to the Funds only if, on or prior to the date of payment of such financial advisory fee, the Agents shall have received the entire amount of the advisory fee payable to them pursuant to the terms of the Fee Letters.

                  (c) Make any payment of or on account of monitoring or management fees payable to any Fund or its Affiliates if a Default or Event of Default shall have occurred and be continuing or would result therefrom, provided that the aggregate amount of monitoring and management fees paid or payable to the Funds and their Affiliates in any fiscal year shall not exceed $2,000,000 in the aggregate during the term of this Agreement.

                  SECTION 6.08. Business of the Borrower and the Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Subsidiaries, any business or business activity conducted by it on the date hereof and any business or business activities incidental or related thereto, provided that in the case of AcquisitionCo, it shall conduct no business or business activities prior to the consummation of the Merger other than the Equity Tender Offer and activities reasonably incidental thereto and actions required by law to maintain its status as a corporation and (b) in the case of the Borrower, (i) the ownership of all the capital stock of, prior to the Merger, AcquisitionCo and, after the Merger, RES, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents and under the Merger Agreement, the Stockholders Agreement executed in connection with the Merger Agreement and other agreements contemplated thereby, (iii) actions incidental to the consummation of the Merger and (iv) actions required by law to maintain its status as a corporation.

                  SECTION 6.09. Material Agreements. (a)(i) Directly or indirectly make any payment, retirement, repurchase or redemption on account of the principal of the Existing Notes, the RES Facility, RES's 9% Solid Waste Revenue Bonds, Series 1996, Due 2021, and RES's 8 1/4% Solid Waste Revenue Bonds, Series 1994, Due 2014, or directly or indirectly prepay or defease any such Indebtedness prior to the stated maturity date of such Indebtedness, (ii) make any payment of any such Indebtedness that would violate the terms of this Agreement or of such Indebtedness, any agreement or document evidencing, related to or securing the payment or performance of such Indebtedness or any subordination agreement or provision applicable to such Indebtedness or (iii) pay in cash any amount in respect of such Indebtedness that may at the Borrower's option be paid in kind thereunder; provided, however, that (A) the Existing Notes may be retired, repurchased or redeemed with the proceeds of the issuance of the New Notes and/or borrowings under the RES Facility, the Existing Credit Agreement or the Replacement Credit Facility and (B) Indebtedness under the RES Facility may be repaid with the proceeds of the issuance of the New Notes or pursuant to the mandatory prepayment provisions under the RES Facility or with borrowings under the Existing Credit Agreement or the Replacement Credit Facility.

                   (b) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be materially adverse to the Lenders), (i) the certificate of incorporation or By-laws in any material respect of the Borrower or any Subsidiary, (ii) the Stockholders Agreement, (iii) the Merger Agreement or (iv) the Collective Bargaining Agreement.

                  (c) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be materially adverse to the Lenders) the terms of the instruments governing the New Notes, the Existing Credit Agreement or the Replacement Credit Facility or any Indebtedness existing on the date hereof and set forth on Schedule 6.01.

                  (d) Permit any Subsidiary to enter into any agreement or instrument that by its terms restricts the payment of dividends or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those arising under any Loan Document, the Existing Credit Agreement, the RES Facility, the indenture governing the Existing Notes or the New Notes and the documents governing any Refinancing Indebtedness permitted by Section 6.01(m) if the terms of such Refinancing Indebtedness so restricting the payment of dividends or the making of cash advances are not materially more restrictive than the corresponding terms of Indebtedness refinanced thereby.

                  SECTION 6.10. Capital Expenditures. Permit the Borrower or, prior to the Merger, AcquisitionCo to make any Capital Expenditure or permit the aggregate amount of Capital Expenditures by RES and the RES Subsidiaries from and including the Closing Date to exceed $35,000,000.

ARTICLE VII.  EVENTS OF DEFAULT

                  In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by such Loan Party;

                  (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a) or 5.08 or in Article VI;

                  (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

                  (f) the Borrower or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than any Indebtedness under any Loan Document) having an aggregate principal or notional amount in excess of $5,000,000 if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, or the Borrower or any Subsidiary shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, seques trator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
         (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 (except to the extent covered by insurance as to which the insurer has acknowledged in writing its obligation to cover) shall be rendered against the Borrower or any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

                  (j) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (k) the Collective Bargaining Agreement shall cease to be in effect;

                  (l) (i) any Loan Document shall not be, or shall for any reason be asserted by the Borrower or any Subsidiary not to be, a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities or assets covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement; or

                  (m) there shall have occurred a Change in Control;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in para graph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

                  In order to expedite the transactions contemplated by this Agreement, The Chase Manhattan Bank is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Article VIII Agents"). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Article VIII Agents to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Article VIII Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Article VIII Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. In the event that any party other than the Lenders and the
Article VIII Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

                  Neither the Article VIII Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The
Article VIII Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The
Article VIII Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Article VIII Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Article VIII Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Article VIII Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

                  The Lenders hereby acknowledge that neither Article VIII Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The

Lenders further acknowledge and agree that so long as an Article VIII Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Article VIII Agent shall have no liability in respect of such determination to any person.

                  Subject to the appointment and acceptance of a successor
Article VIII Agent as provided below, either Article VIII Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Article VIII Agent gives notice of its resignation, then the retiring
Article VIII Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor
Article VIII Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Article VIII Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Article VIII Agent and the retiring Article VIII Agent shall be discharged from its duties and obligations hereunder. After the Article VIII Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Article VIII Agent.

                  With respect to the Loans made by it hereunder, each Article VIII Agent in its individual capacity and not as Article VIII Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Article VIII Agent, and the Article VIII Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Article VIII Agent.

                  Each Lender agrees (a) to reimburse the Article VIII Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans)) of any reasonable expenses incurred for the benefit of the Lenders by the Article VIII Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each
Article VIII Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Article VIII Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Article VIII Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Article VIII Agent or any of its directors, officers, employees or agents.

                  Each Lender acknowledges that it has, independently and without reliance upon the Article VIII Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Article VIII Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

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                                                                              57


                  As soon as practicable after it becomes aware of a Default or an Event of Default that has occurred and is continuing, the Administrative Agent shall notify each Lender thereof.

ARTICLE IX.  MISCELLANEOUS

                  SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 410 Oberlin Road, S.W., Massillon, Ohio 44646, Attention of Chief Executive Officer (Telecopy No. (330) 837-6204), with a copy to The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention of Mr. David Blitzer (Telecopy No. (212) 754-8710);

                  (b) if to the Administrative Agent or the Collateral Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Ms. Laura Rebecca (Telecopy No. (212) 552-7490), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Mr. James Ramage (Telecopy No. (212) 270-4724);

                  (c) if to the Documentation Agent, to DLJ Capital Funding, Inc., 277 Park Avenue, 10th Floor, New York, New York 10017, Attention of Ms. Diane Albanese (Telecopy No. (212) 892-6031); and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to the Administrative Agent by such Lender in connection with the execution of this Agreement or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

                  SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Loan Documents, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Commitments or this Agreement.

                  SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the

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                                                                              58


signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

                  SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations as a Lender under this Agreement (including all or a portion of its Commitments, the Loans, it being understood that Lenders shall not be required to assign pro rata amounts of their Loans and Commitments); provided, however, that (i) except in the case of an assignment to another Lender or an Affiliate of, or an Approved Fund with respect to, such Lender, in each case, the Borrower and the Administrative Agent must each give its prior written consent to such assignment (which consent shall not in either case be unreasonably withheld or delayed), (ii) except in the case of an assignment to another Lender or an Affiliate of, or an Approved Fund with respect to, such Lender, the amount of the Loans or Commitments of the assigning Lender subject to such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be an amount not less than $5,000,000 and an integral multiple of $1,000,000 unless the Borrower shall have given its prior written consent to an assignment of a lesser amount, or shall be the entire remaining amount of such Loans or Commitments, (iii) unless the assignor ceases to be a Lender, the aggregate amount of the Loans owing to and unused Commitments of such Lender after giving effect to such assignment shall be not less than $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless agreed otherwise by the Administrative Agent, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15,
2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received copies of this Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to this Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (whether or not evidenced by a Note) owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans recorded therein for all purposes of this Agreement. Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled". The Register shall be available for inspection by the Borrower, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. Notwithstanding anything to the contrary contained herein, no assignment under
Section 9.04(b) of any rights or obligations shall be effective unless and until the Administrative Agent shall have recorded such assignment in the Register. The Administrative Agent shall record the name of the transferor, the name of the transferee, and the amount of the transfer in the Register after receipt of all documents required pursuant to this Section 9.04 and such other documents as the Administrative Agent may reasonably request.

                  (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15, 2.19 and 9.06 to the same extent as if they were Lenders, provided that no such participating bank or entity shall

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                                                                              60


be entitled to receive any greater amount pursuant to such Sections than a Lender would have been entitled to receive in respect of the amount of the participation sold by such Lender to such participating bank or entity had no sale occurred, and (iv) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower or any other Loan Party, as the case may be, relating to its Loans and Fees and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications or waivers decreasing any Fee payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any final maturity date to a date that is later than the date that is twelve months after the Maturity Date or increasing any Commitment, in each case in respect of an Obligation in which the relevant participating bank or entity is participating). Each Lender will disclose the identity of its participants to the Borrower and Administrative Agent if requested by the Borrower or the Administrative Agent.

                  (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by Section 9.16.

                  (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, provided that no such assignment shall release a Lender from any of its obligations hereunder. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

                  (i) The Borrower shall not assign or delegate any of its rights or duties hereunder and any attempted assignment shall be null and void.

                  SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent or the Collateral Agent in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Administrative Agent or any Lender (but no more than one such counsel for any Lender).

                  (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Merger and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or wilful misconduct of such Indemnitee (treating, for this purpose only, the Administrative Agent or any Lender and its directors, trustees, officers and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to the Borrower or any Subsidiary, or
(B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any of the Properties or on any property owned, leased or operated by any predecessor of the Borrower or any Subsidiary, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are, determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this
Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

                  (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

                  (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

                  (e) The Borrower further agrees to pay the expenses of and indemnify BankBoston, N.A. as provided for in the last sentence of the second paragraph of the fee letter dated as of August 4, 1998, among BankBoston, N.A., BancBoston Securities Inc. and the Borrower.

                  SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Collateral Agent and consented to by the Required Lenders; provided, however, that no such agreement shall (i)(A) waive, amend or modify any provision of this Agreement or any other Loan Document required to be made in connection with the merger or consolidation of Bar Technologies Inc., a Delaware corporation (or any of its affiliates), or the Borrower, with the Borrower or Bar Technologies Inc. (or any of its affiliates), as the case may be; or (B) extend the Maturity Date to a date that is up to twelve months after the earlier of (I) the date that is nine months after the Closing Date and (II) July 23, 1999, without the prior written consent of the Supermajority Lenders; and (ii) (A) extend the Maturity Date to a date that is later than the date that is twelve months after the earlier of (I) the date that is nine months after the Closing Date and (II) July 23, 1999, (B) decrease the principal amount of or decrease the rate of interest on, any Loan, (C) increase the Commitment of any Lender or decrease the Commitment Fees or (D) amend or modify the provisions of Section 2.16,

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                                                                              63


the provisions of this Section or the definition of the term "Required Lenders", without the prior written consent of each Lender adversely affected thereby, provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent acting as such at the effective date of such agreement, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

                  SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

                  SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

                  SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

                  SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

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                                                                              64


                  SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.16. Confidentiality. Each of the Lenders and the Administrative Agent agrees that it shall maintain in confidence any information relating to the Loan Parties furnished to it by or on behalf of the Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or the Administrative Agent without violating this
Section 9.16 or (c) was available to such Lender or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to any Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (ii) as contemplated by
Section 9.04(g), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (D) in order to enforce its rights under any Loan Document in a legal proceeding.

                  SECTION 9.17. Release of Liens. In the event that the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Capital Stock, assets or property of the Borrower or any of the Subsidiaries in a transaction not prohibited by
Section 6.05, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Capital Stock, assets or property. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Capital Stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        RES HOLDING CORPORATION,

                                        by /s/ David Blitzer
                                           -------------------------------------
                                           Name:  David Blitzer
                                           Title: Vice President

                                        THE CHASE MANHATTAN BANK,

                                        by /s/ James H. Ramage
                                           -------------------------------------
                                           Name:  James H. Ramage
                                           Title: Vice President

                                        DLJ CAPITAL FUNDING, INC.,

                                        by /s/ Stephen P. Hickey
                                           -------------------------------------
                                           Name:  Stephen P. Hickey
                                           Title: Managing Director

                                        BANKBOSTON, N.A.,

                                        by /s/ Robert S. Allen
                                           -------------------------------------
                                           Name:  Robert S. Allen
                                           Title: Director